FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL REPORTS EPS UP 27.3% OVER SAME QUARTER LAST YEAR
Net loans up 12.9% over same quarter last year

NASHVILLE, Tenn., Oct. 15, 2013 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported net income available to common stockholders of $14.6 million for the quarter ended Sept. 30, 2013, up from net income available to common stockholders of $11.3 million for the same quarter in 2012. Net income per diluted common share was $0.42 for the quarter ended Sept. 30, 2013, compared to net income per diluted common share of $0.33 for the quarter ended Sept. 30, 2012, an increase of 27.3 percent.
Pinnacle also reported net income available to common stockholders of $42.4 million for the nine months ended Sept. 30, 2013, up from net income available to common stockholders of $26.3 million for the same nine-month period in 2012. Net income per diluted common share was $1.23 for the nine months ended Sept. 30, 2013, compared to net income per diluted common share of $0.76 for the nine months ended Sept. 30, 2012, an increase of 61.8 percent.
    "Our third quarter operating results represent another strong quarter of execution by our associates," said M. Terry Turner, Pinnacle's president and chief executive officer. "We experienced strong earnings growth and another record quarter in operating revenues as we continue to drive toward our previously stated return-on-average-asset goal of 1.10 percent to 1.30 percent."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Loans at Sept. 30, 2013 were a record $3.969 billion, an increase of $257.1 million from Dec. 31, 2012, and $441.1 million from Sept. 30, 2012, a year-over-year growth rate of 12.6 percent. Loan growth during the third quarter was $43.9 million compared to $153.0 million last quarter and $80.5 million in the same quarter last year.
•	Average balances of noninterest bearing deposit accounts were $1.10 billion in the third quarter of 2013, up 8.7 percent from the second quarter of 2013 and up 37.7 percent over the same quarter last year.
•	Revenues (excluding securities gains and losses) for the quarter ended Sept. 30, 2013 were a record $57.4 million, an increase from $54.9 million last quarter and up 11.7 percent over the $51.4 million for the same quarter last year.
•	Consistent with previously disclosed expectations, the firm's net interest margin decreased to 3.72 percent for the quarter ended Sept. 30, 2013, down from 3.77 percent last quarter and 3.78 percent for the quarter ended Sept. 30, 2012.
•	The firm's efficiency ratio for the quarter ended Sept. 30, 2013 was 59.5 percent compared to 56.2 percent last quarter and 65.4 percent for the same quarter last year.

"Although our loan growth for the third quarter was less than we had anticipated at the beginning of the quarter, we remain optimistic about the fourth quarter as our loan pipelines appear to be gaining strength as we approach year-end," Turner said. "Perhaps more importantly, we continue to experience strong growth in operating deposit accounts. We are pleased that a growing number of clients recognize the differentiated service we provide over that of the national and large regional franchises doing business in our markets. As a result, our average noninterest-bearing account balances increased $301.0 million during the last year, up 37.7 percent over the average balances of the third quarter last year."

OTHER THIRD QUARTER 2013 HIGHLIGHTS:
•	Revenue growth
o	Net interest income for the quarter ended Sept. 30, 2013 was $44.6 million, compared to $43.6 million in the second quarter of 2013 and $40.9 million for the third quarter of 2012. Net interest income for the third quarter of 2013 was up 8.9 percent year-over-year and is at its highest quarterly level since the firm's founding in 2000.
o	Noninterest income for the quarter ended Sept. 30, 2013, was $11.4 million, compared to $11.3 million for the second quarter of 2013 and $10.4 million for the same quarter last year. Excluding securities gains and losses in each period and noncredit related loan losses in the second quarter of 2013, noninterest income was up 13.0 percent on a linked-quarter basis and 22.4 percent over the same quarter last year.
▪	Gains on mortgage loans sold, net of commissions, were $1.33 million during the third quarter of 2013, compared to $1.95 million during the second quarter of 2013 and $1.98 million during the third quarter of 2012.
▪ Losses on the sale of available-for-sale investment securities in the third quarter 2013 were $1.44 million compared to $25,000 for the second quarter of 2013 and $50,000 for the third quarter of 2012.
▪	Other noninterest income for the third quarter of 2013 increased by $1.82 million from the second quarter of 2013 and by $2.26 million over the third quarter of last year. A $1.1 million gain on the sale of the government guaranteed portion of a loan contributed to the increase in other noninterest income during the third quarter of 2013 compared to a similar gain of $166,000 in the same quarter in 2012.

"Operationally, we had another very sound quarter," said Harold R. Carpenter, Pinnacle's chief financial officer. "Net interest income is up almost $975,000 over the previous quarter. As to fee income, our mortgage revenues decreased by $623,000 from the second quarter of 2013, but increases in other fee areas are more than offsetting the drop in mortgage refinance activity. Excluding the impact of securities losses, the growth in both net interest income and noninterest income produced another record revenue quarter for our firm.
"Loan yields remain a challenge for our industry. On a linked-quarter basis, loan yields decreased by 8 basis points this quarter compared to 17 basis points during the second quarter. These decreases were offset somewhat by a linked-quarter decrease in total deposit costs of 4 basis points during the third quarter after a decrease of 5 basis points during the second quarter. We believe the rate of decrease in both loan yields and deposit costs will likely slow in future quarters, but we remain optimistic that we will continue to grow our net interest income."

•	Noninterest and income tax expense
o	Noninterest expense for the quarter ended Sept. 30, 2013 was $33.3 million, compared to $30.9 million in the second quarter of 2013 and $33.6 million in the third quarter of 2012.
▪	Salaries and employee benefits costs were up from the second quarter of 2013 by approximately $440,000 and by $1.54 million from the third quarter of 2012.
▪	Other real estate expenses were $700,000 in the third quarter of 2013, compared to $1.39 million in the second quarter of 2013 and $2.40 million in the third quarter of 2012.
o
Income tax expense was $7.31 million for the third quarter of 2013, compared to $6.98 million in the second quarter of 2013 and $5.02 million in the third quarter of 2012. The forecasted effective tax rate for 2013 is 33.0 percent.

"Third quarter 2013 noninterest expenses increased by approximately $2.5 million over the second quarter. Noninterest expense in the second quarter of 2013 included the $2.0 million benefit we discussed last quarter from the reversal of an off-balance sheet allowance when the underlying letter of credit funded, which impacted our 2013 expense run rate," Carpenter said. "Health care expenses were higher in the third quarter as associates began to meet their individual plan deductibles in the latter part of the year. We also experienced increased legal costs during the third quarter. A portion of these expense increases were offset by reduced other real estate expenses during the quarter when compared to the second quarter of 2013. We anticipate our fourth quarter expenses to be consistent with or slightly less than the third quarter."

•	Asset Quality
o	Nonperforming assets declined by $1.04 million from June 30, 2013, a linked-quarter reduction of 2.85 percent and the 13th consecutive quarterly reduction. Nonperforming assets were 0.89 percent of total loans and ORE at Sept. 30, 2013, compared to 1.65 percent for the same quarter last year and 0.93 percent last quarter.
o	Classified assets as a percentage of Tier 1 capital plus allowance were 20.6 percent at Sept. 30, 2013, compared to 23.3 percent at June 30, 2013, and 33.4 percent at Sept. 30, 2012.
o	Allowance for loan losses represented 1.70 percent of total loans at Sept. 30, 2013, compared to 1.75 percent at June 30, 2013, and 1.96 percent at Sept. 30, 2012. The ratio of the allowance for loan losses to nonperforming loans increased to 336.6 percent at Sept. 30, 2013, from 334.1 percent at June 30, 2013, and 188.9 percent at Sept. 30, 2012.
▪	Net charge-offs were $2.10 million for the quarter ended Sept. 30, 2013, compared to $1.94 million for the quarter ended Sept. 30, 2012, and $3.49 million for the second quarter of 2013. Annualized net charge-offs for the quarter ended Sept. 30, 2013, were 0.21 percent compared to 0.22 percent for the quarter ended Sept. 30, 2012. Annualized net charge-offs for the nine months ended Sept. 30, 2013, were 0.27 percent.
▪	Provision for loan losses decreased from $1.41 million for the third quarter of 2012 to $680,000 for the third quarter of 2013.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on Oct. 16, 2013, to discuss third quarter 2013 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.
The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to almost $5.4 billion in assets at Sept. 30, 2013. At Sept. 30, 2013, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and four offices in Knoxville. The firm was recently recognized for its financial performance in Sandler O'Neil + Partners' annual Sm-All Stars report for the third time. Additionally, Great Place to Work®named Pinnacle one of the best workplaces in the United States on its 2013 Best Small/Medium Workplaces list published in FORTUNE magazine. Pinnacle ranked No. 5 out of 25 on the medium-sized company list.
Additional information concerning Pinnacle, which was recently added to the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) the development of any new market other than Nashville or Knoxville; (xii) a merger or acquisition; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) the ability to attract additional financial advisors or to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from recently adopted changes to capital calculation methodologies and required capital maintenance levels; (xvii) risks associated with litigation, including the applicability of insurance coverage; (xviii) approval of the declaration of any dividend by Pinnacle Financial's board of directors and, (xviii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2013 and Pinnacle Financial's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on July 31, 2013.  Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30, 2013	December 31, 2012
ASSETS
Cash and noninterest-bearing due from banks	$92,150,263	$51,946,542
Interest-bearing due from banks	118,351,624	111,535,083
Federal funds sold and other	639,572	1,807,044
Cash and cash equivalents	211,141,459	165,288,669

Securities available-for-sale, at fair value	704,291,206	706,577,806
Securities held-to-maturity (fair value of $38,717,744 and $583,212 at
September 30, 2013 and December 31, 2012, respectively)	39,593,672	574,863
Mortgage loans held-for-sale	16,961,925	41,194,639

Loans	3,969,302,182	3,712,162,430
Less allowance for loan losses	(67,279,672)	(69,417,437)
Loans, net	3,902,022,510	3,642,744,993

Premises and equipment, net	74,117,834	75,804,895
Other investments	30,537,063	26,962,890
Accrued interest receivable	16,167,556	14,856,615
Goodwill	243,807,645	244,040,421
Core deposit and other intangible assets	4,087,425	5,103,273
Other real estate owned	15,522,233	18,580,097
Other assets	132,950,060	98,819,455
Total assets	$5,391,200,588	$5,040,548,616

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,138,420,589	$985,689,460
Interest-bearing	784,995,026	760,786,247
Savings and money market accounts	1,860,598,743	1,662,256,403
Time	549,528,625	606,455,873
Total deposits	4,333,542,983	4,015,187,983
Securities sold under agreements to repurchase	84,031,927	114,667,475
Federal Home Loan Bank advances	115,670,655	75,850,390
Subordinated debt and other borrowings	99,283,292	106,158,292
Accrued interest payable	925,097	1,360,598
Other liabilities	45,530,772	48,252,519
Total liabilities	4,678,984,726	4,361,477,257

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $1.00; 90,000,000 shares authorized; 35,133,733 shares and 34,696,597
shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	35,133,733	34,696,597
Additional paid-in capital	547,641,227	543,760,439
Retained earnings	129,792,296	87,386,689
Accumulated other comprehensive (loss) income, net of taxes	(351,394)	13,227,634
Stockholders' equity	712,215,862	679,071,359
Total liabilities and stockholders' equity	$5,391,200,588	$5,040,548,616

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest income:
Loans, including fees	$42,778,193	$40,405,396	$126,441,555	$118,331,163
Securities
Taxable	3,538,446	3,973,717	10,860,146	13,356,957
Tax-exempt	1,601,067	1,621,541	4,741,440	4,972,539
Federal funds sold and other	259,536	440,254	834,748	1,557,831
Total interest income	48,177,242	46,440,908	142,877,889	138,218,490

Interest expense:
Deposits	2,708,376	3,986,328	9,076,757	13,112,653
Securities sold under agreements to repurchase	55,601	99,379	204,240	370,405
Federal Home Loan Bank advances and other borrowings	840,318	1,422,845	2,666,721	4,114,008
Total interest expense	3,604,295	5,508,552	11,947,718	17,597,066
Net interest income	44,572,947	40,932,356	130,930,171	120,621,424
Provision for loan losses	684,956	1,412,575	5,631,408	3,080,892
Net interest income after provision for loan losses	43,887,991	39,519,781	125,298,763	117,540,532

Noninterest income:
Service charges on deposit accounts	2,797,342	2,531,707	7,818,452	7,295,045
Investment services	1,955,652	1,676,601	5,643,690	4,934,262
Insurance sales commissions	1,021,430	987,222	3,522,430	3,415,945
Gain on mortgage loans sold, net	1,326,469	1,978,935	5,130,411	4,930,190
(Loss) gain on sale of investment securities, net of OTTI	(1,441,234)	(49,784)	(1,466,475	162,733
Trust fees	931,543	767,042	2,756,079	2,332,716
Other noninterest income	4,796,079	2,537,863	11,210,770	7,217,879
Total noninterest income	11,387,281	10,429,586	34,615,357	30,288,770

Noninterest expense:
Salaries and employee benefits	21,009,680	19,470,535	61,152,789	58,500,279
Equipment and occupancy	5,412,865	5,156,131	15,730,074	15,217,897
Other real estate expense	699,211	2,399,232	2,810,779	10,179,572
Marketing and other business development	720,866	834,661	2,498,708	2,359,760
Postage and supplies	581,433	637,906	1,690,588	1,816,925
Amortization of intangibles	246,675	683,430	1,015,848	2,055,564
Other noninterest expense	4,652,161	4,396,465	11,725,844	13,183,603
Total noninterest expense	33,322,891	33,578,360	96,624,630	103,313,600
Income before income taxes	21,952,381	16,371,007	63,289,490	44,515,702
Income tax expense	7,305,431	5,021,882	20,883,883	14,361,979
Net income	14,646,950	11,349,125	42,405,607	30,153,723
Preferred dividends	-	-	-	1,660,868
Accretion on preferred stock discount	-	-	-	2,153,172
Net income available to common stockholders	$14,646,950	$11,349,125	$42,405,607	$26,339,683

Per share information:
Basic net income per common share available to common stockholders	$0.43	$0.33	$1.24	$0.78
Diluted net income per common share available to common stockholders	$0.42	$0.33	$1.23	$0.76

Weighted average shares outstanding:
Basic	34,282,899	33,939,248	34,148,562	33,879,186
Diluted	34,606,567	34,523,076	34,415,776	34,473,895

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2013	2013	2013	2012	2012	2012

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,326,838	1,308,873	1,278,639	1,178,196	1,167,136	1,167,068
Consumer real estate - mortgage loans	687,259	697,490	675,632	679,927	680,890	687,002
Construction and land development loans	319,973	298,509	306,433	313,552	312,788	289,061
Commercial and industrial loans	1,513,632	1,504,086	1,403,428	1,446,577	1,279,050	1,227,275
Consumer and other	121,600	116,407	108,232	93,910	85,300	74,277
Total loans	3,969,302	3,925,365	3,772,364	3,712,162	3,525,164	3,444,683
Allowance for loan losses	(67,280)	(68,695)	(69,411)	(69,417)	(69,092)	(69,614)
Securities	743,885	727,889	724,004	707,153	739,280	790,493
Total assets	5,391,201	5,373,168	5,070,935	5,040,549	4,871,386	4,931,878
Noninterest-bearing deposits	1,138,421	1,098,887	977,496	985,689	844,480	806,402
Total deposits	4,333,543	4,096,578	3,902,895	4,015,188	3,719,287	3,709,820
Securities sold under agreements to repurchase	84,032	117,346	129,100	114,667	134,787	127,623
FHLB advances	115,671	325,762	200,796	75,850	190,887	270,995
Subordinated debt and other borrowings	99,283	99,908	105,533	106,158	106,783	122,476
Total stockholders' equity	712,216	696,569	691,434	679,071	672,824	659,287

Balance sheet data, quarterly averages:
Total loans	$3,932,218	3,845,476	3,681,686	3,580,056	3,488,736	3,402,671
Securities	739,625	745,969	714,104	719,861	766,547	818,795
Total earning assets	4,825,552	4,710,534	4,513,273	4,493,216	4,379,742	4,365,715
Total assets	5,313,003	5,210,600	4,992,018	4,964,521	4,860,394	4,847,583
Noninterest-bearing deposits	1,100,532	1,012,718	952,853	978,366	799,508	755,594
Total deposits	4,198,779	3,963,393	3,949,742	3,883,423	3,705,672	3,636,240
Securities sold under agreements to repurchase	110,123	129,550	130,740	142,333	136,918	130,711
FHLB advances	181,392	293,581	98,989	124,781	214,271	232,606
Subordinated debt and other borrowings	100,995	102,573	106,777	108,489	112,406	101,872
Total stockholders' equity	705,275	699,559	688,241	680,383	669,673	718,841

Statement of operations data, for the three months ended:
Interest income	$48,177	47,544	47,156	47,203	46,441	45,953
Interest expense	3,604	3,945	4,398	4,960	5,509	5,768
Net interest income	44,573	43,599	42,758	42,243	40,932	40,185
Provision for loan losses	685	2,774	2,172	2,488	1,413	634
Net interest income after provision for loan losses	43,888	40,825	40,586	39,755	39,519	39,551
Noninterest income	11,387	11,326	11,902	13,108	10,430	9,910
Noninterest expense	33,323	30,862	32,440	34,851	33,578	33,916
Income before taxes	21,952	21,289	20,048	18,012	16,371	15,545
Income tax expense	7,305	6,978	6,600	6,282	5,022	5,106
Preferred dividends and accretion	-	-	-	-	-	2,655
Net income available to common stockholders	$14,647	14,311	13,448	11,730	11,349	7,785

Profitability and other ratios:
Return on avg. assets (1)	1.09%	1.10%	1.09%	0.94%	0.93%	0.65%
Return on avg. equity (1)	8.24%	8.21%	7.92%	6.86%	6.74%	4.36%
Return on avg. tangible equity (1)	12.71%	12.72%	12.41%	10.83%	10.76%	6.69%
Net interest margin (1) (2)	3.72%	3.77%	3.90%	3.80%	3.78%	3.76%
Noninterest income to total revenue (3)	20.35%	20.62%	21.77%	23.68%	20.31%	19.78%
Noninterest income to avg. assets (1)	0.85%	0.87%	0.97%	1.05%	0.85%	0.82%
Noninterest exp. to avg. assets (1)	2.49%	2.38%	2.64%	2.79%	2.75%	2.81%
Noninterest expense (excluding ORE and
FHLB prepayment charges) to avg. assets (1)	2.44%	2.27%	2.51%	2.52%	2.55%	2.56%
Efficiency ratio (4)	59.55%	56.19%	59.35%	62.96%	65.38%	67.70%
Avg. loans to average deposits	93.65%	97.02%	93.21%	92.19%	94.15%	93.58%
Securities to total assets	13.80%	13.55%	14.28%	14.03%	15.18%	16.03%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	September 30, 2013			September 30, 2012
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$3,932,218	$42,778	4.33%	$3,488,736	$40,405	4.62%
Securities
Taxable	571,985	3,538	2.45%	585,782	3,974	2.70%
Tax-exempt (2)	167,640	1,601	5.06%	180,765	1,622	4.77%
Federal funds sold and other	153,709	260	0.80%	124,459	440	1.55%
Total interest-earning assets	4,825,552	$48,177	4.02%	4,379,742	$46,441	4.28%
Nonearning assets
Intangible assets	248,095			250,274
Other nonearning assets	239,356			230,378
Total assets	$5,313,003			$4,860,394

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$783,623	$400	0.20%	$672,057	$637	0.38%
Savings and money market	1,755,037	1,370	0.31%	1,606,189	1,959	0.49%
Time	559,587	938	0.66%	627,918	1,390	0.88%
Total interest-bearing deposits	3,098,247	2,708	0.35%	2,906,164	3,986	0.55%
Securities sold under agreements to repurchase	110,123	56	0.20%	136,918	99	0.29%
Federal Home Loan Bank advances	181,392	173	0.38%	214,271	621	1.15%
Subordinated debt and other borrowings	100,995	667	2.62%	112,406	802	2.84%
Total interest-bearing liabilities	3,490,757	3,604	0.41%	3,369,759	5,508	0.65%
Noninterest-bearing deposits	1,100,532	-	-	799,508	-	-
Total deposits and interest-bearing liabilities	4,591,289	$3,604	0.31%	4,169,267	$5,508	0.53%
Other liabilities	16,439			21,454
Stockholders' equity	705,275			669,673
Total liabilities and stockholders' equity	$5,313,003			$4,860,394
Net interest income		$44,573			$40,933
Net interest spread (3)			3.61%			3.63%
Net interest margin (4)			3.72%			3.78%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended September 30, 2013 would have been 3.71% compared to a net interest spread of 3.75% for the quarter ended September 30, 2012.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Nine months ended			Nine months ended
	September 30, 2013			September 30, 2012
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$3,820,711	$126,442	4.44%	$3,390,838	$118,331	4.67%
Securities
Taxable	561,974	10,860	2.58%	636,516	13,357	2.80%
Tax-exempt (2)	171,352	4,741	4.94%	183,572	4,973	4.83%
Federal funds sold and other	130,226	835	1.01%	143,311	1,558	1.58%
Total interest-earning assets	4,684,263	$142,878	4.14%	4,354,237	$138,219	4.30%
Nonearning assets
Intangible assets	248,488			250,969
Other nonearning assets	240,305			237,805
Total assets	$5,173,056			$4,843,011

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$782,965	$1,537	0.26%	$674,086	$2,243	0.44%
Savings and money market	1,656,988	4,375	0.35%	1,562,930	6,068	0.52%
Time	575,689	3,159	0.73%	657,073	4,802	0.98%
Total interest-bearing deposits	3,015,642	9,071	0.40%	2,894,089	13,113	0.61%
Securities sold under agreements to repurchase	123,395	204	0.22%	132,523	370	0.37%
Federal Home Loan Bank advances	191,622	587	0.41%	228,378	1,847	1.08%
Subordinated debt and other borrowings	103,427	2,079	2.69%	104,003	2,267	2.91%
Total interest-bearing liabilities	3,434,086	11,941	0.46%	3,358,993	17,597	0.70%
Noninterest-bearing deposits	1,022,576	-	-	752,491	-	-
Total deposits and interest-bearing liabilities	4,456,662	$11,941	0.36%	4,111,484	$17,597	0.57%
Other liabilities	18,639			28,881
Stockholders' equity	697,755			702,646
Total liabilities and stockholders' equity	$5,173,056			$4,843,011
Net interest income		$130,937			$120,622
Net interest spread (3)			3.67%			3.60%
Net interest margin (4)			3.80%			3.76%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended September 30, 2013 would have been 3.78% compared to a net interest spread of 3.73% for the nine months ended September 30, 2012.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2013	2013	2013	2012	2012	2012

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$19,989	20,561	21,837	22,823	36,571	40,821
Other real estate (ORE)	15,522	15,992	16,802	18,580	21,817	25,450
Total nonperforming assets	$35,511	36,553	38,639	41,403	58,388	66,271
Past due loans over 90 days and still
accruing interest	$-	747	152	-	162	-
Troubled debt restructurings (5)	$19,661	20,427	20,667	27,450	24,090	26,626
Net loan charge-offs	$2,100	3,491	2,178	2,163	1,935	2,399
Allowance for loan losses to nonperforming loans	336.6%	334.1%	317.9%	304.2%	188.9%	170.5%
As a percentage of total loans:
Past due accruing loans over 30 days	0.33%	0.39%	0.23%	0.29%	0.35%	0.21%
Potential problem loans (6)	1.80%	2.11%	2.57%	2.84%	3.13%	3.49%
Allowance for loan losses	1.70%	1.75%	1.84%	1.87%	1.96%	2.02%
Nonperforming assets to total loans and ORE	0.89%	0.93%	1.02%	1.11%	1.65%	1.91%
Nonperforming assets to total assets	0.66%	0.68%	0.76%	0.82%	1.20%	1.34%
Classified asset ratio (Pinnacle Bank) (8)	20.6%	23.3%	26.4%	29.4%	33.4%	37.8%
Annualized net loan charge-offs to
year-to-date to avg. loans (7)	0.27%	0.30%	0.24%	0.29%	0.31%	0.36%
Avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.5	4.6	4.6

Interest rates and yields:
Loans	4.33%	4.41%	4.58%	4.64%	4.62%	4.65%
Securities	3.04%	3.03%	3.34%	3.16%	3.19%	3.27%
Total earning assets	4.02%	4.10%	4.30%	4.24%	4.28%	4.29%
Total deposits, including non-interest bearing	0.26%	0.30%	0.35%	0.38%	0.43%	0.47%
Securities sold under agreements to repurchase	0.20%	0.22%	0.24%	0.24%	0.29%	0.36%
FHLB advances	0.38%	0.31%	0.78%	1.24%	1.15%	1.07%
Subordinated debt and other borrowings	2.62%	2.72%	2.72%	2.77%	2.84%	2.91%
Total deposits and interest-bearing liabilities	0.31%	0.35%	0.42%	0.46%	0.53%	0.57%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.2%	13.0%	13.6%	13.5%	13.8%	13.4%
Leverage	10.8%	10.7%	10.8%	10.6%	10.5%	10.3%
Tier one risk-based	12.0%	11.7%	11.7%	11.8%	12.1%	12.0%
Total risk-based	13.2%	12.9%	13.0%	13.0%	13.4%	13.5%
Tier one common equity to risk-weighted assets	10.2%	9.9%	9.9%	9.9%	10.1%	10.0%
Tangible common equity to tangible assets	9.0%	8.8%	9.2%	9.0%	9.2%	8.7%
Pinnacle Bank ratios:
Leverage	10.5%	10.5%	10.7%	10.5%	10.5%	10.4%
Tier one risk-based	11.6%	11.5%	11.6%	11.6%	12.0%	12.0%
Total risk-based	12.9%	12.7%	12.8%	12.9%	13.3%	13.3%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September	June	March	December	September	June
	2013	2013	2013	2012	2012	2012

Per share data:
Earnings – basic	$0.43	0.42	0.40	0.35	0.33	0.23
Earnings – diluted	$0.42	0.42	0.39	0.34	0.33	0.23
Book value per common share at quarter end (9)	$20.27	19.86	19.74	19.57	19.39	18.92
Tangible common equity per common share	$13.22	12.78	12.64	12.39	12.19	11.79

Weighted avg. common shares – basic	34,282,899	34,172,274	33,987,265	33,960,664	33,939,248	33,885,779
Weighted avg. common shares – diluted	34,606,567	34,431,054	34,206,202	34,527,479	34,523,076	34,470,794
Common shares outstanding	35,133,733	35,073,763	35,022,487	34,696,597	34,691,659	34,675,913

Investor information:
Closing sales price	$29.81	25.71	23.36	18.84	19.32	19.51
High closing sales price during quarter	$29.99	26.17	23.73	20.60	20.38	19.51
Low closing sales price during quarter	$26.56	21.68	19.29	18.05	18.88	16.64

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$105,817	123,181	120,569	132,485	130,277	105,486
Gross fees (10)	$2,470	3,346	3,158	3,269	3,193	2,511
Gross fees as a percentage of loans originated	2.33%	2.72%	2.62%	2.47%	2.45%	2.38%
(Losses) gains on sales of investment securities, net of OTTI(17)	$(1,441)	(25)	-	1,988	(50)	99
Brokerage account assets, at quarter-end (11)	$1,445,461	1,387,172	1,333,676	1,242,379	1,244,100	1,191,259
Trust account managed assets, at quarter-end	$576,190	630,322	515,970	496,264	465,983	462,487
Balance of commercial loan participations sold to other
banks and serviced by Pinnacle, at quarter end	$50,797	45,585	42,721	39,668	40,662	54,598
Core deposits (12)	$3,903,000	3,771,425	3,638,402	3,674,662	3,480,410	3,476,224
Core deposits to total funding (12)	84.3%	81.3%	86.8%	87.3%	86.1%	82.2%
Risk-weighted assets	$4,568,667	4,531,730	4,388,341	4,239,384	4,033,407	3,992,473
Total assets per full-time equivalent employee	$7,305	7,335	7,038	6,900	6,715	6,724
Annualized revenues per full-time equivalent employee	$300.8	300.8	307.7	301.4	281.6	273.9
Number of employees (full-time equivalent)	738.0	732.5	720.5	730.5	725.5	733.5
Associate retention rate (13)	93.9%	93.0%	91.2%	93.2%	93.4%	94.0%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - August 2013	814.7	817.1	807.1	799.7	793.8	782.3
Knoxville MSA nonfarm employment - August 2013	337.7	337.9	337.4	333.5	332.6	328.4
Nashville MSA unemployment - July 2013	6.8%	6.8%	6.2%	6.3%	6.6%	6.9%
Knoxville MSA unemployment - July 2013	7.1%	7.2%	6.5%	6.2%	6.4%	6.7%
Nashville residential median home price - September 2013	$197.9	205.9	169.0	181.0	177.1	175.5
Nashville inventory of residential homes for sale - September 2013 (16)	10.2	10.5	9.9	9.1	11.0	11.8

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	September	June	March	December	September	June
(dollars in thousands, except per share data)	2013	2013	2013	2012	2012	2012

Tangible assets:
Total assets	$5,391,201	5,373,168	5,070,935	5,040,549	4,871,386	4,931,878
Less: Goodwill	(243,808)	(243,900)	(244,012)	(244,040)	(244,045)	(244,065)
Core deposit and other intangible assets	(4,087)	(4,334)	(4,582)	(5,103)	(5,787)	(6,470)
Net tangible assets	$5,143,306	5,124,934	4,822,342	4,791,406	4,621,554	4,681,343

Tangible equity:
Total stockholders' equity	$712,216	696,569	691,434	679,071	672,824	659,287
Less: Goodwill	(243,808)	(243,900)	(244,012)	(244,040)	(244,045)	(244,065)
Core deposit and other intangible assets	(4,087)	(4,334)	(4,582)	(5,103)	(5,787)	(6,470)
Net tangible common equity	$464,321	448,335	442,840	429,928	422,992	408,752

Ratio of tangible common equity to tangible assets	9.03%	8.75%	9.18%	8.97%	9.15%	8.73%

	For the three months ended
	September	June	March	December	September	June
	2013	2013	2013	2012	2012	2012

Net interest income	$44,573	43,599	42,758	42,243	40,932	40,185

Noninterest income	11,387	11,326	11,902	13,108	10,430	9,910
Less: Net (gains) losses on sale of investment securities	1,441	25	-	(1,988)	50	(99)
Net noncredit related loan losses	-	771	-	-	-	-
Noninterest income excluding the impact of net (gains) losses
on sale of investment securities and noncredit related loan losses	12,828	12,122	11,902	11,120	10,480	9,811
Total revenues excluding the impact of net (gains) losses on
sale of investment securities and noncredit related loan losses	57,401	55,721	54,660	53,363	51,413	49,996

Noninterest expense	33,323	30,862	32,440	34,851	33,578	33,915
Other real estate expense	699	1,391	721	1,365	2,399	3,104
FHLB restructuring charges	-	-	877	2,092	-	-
Noninterest expense excluding the impact of other real estate
expense and FHLB restructuring charges	32,624	29,471	30,842	31,394	31,179	30,811

Adjusted pre-tax pre-provision income (15)	$24,777	26,250	23,818	21,969	20,233	19,185

Efficiency Ratio (4)	59.5%	56.2%	59.4%	63.0%	65.4%	67.7%
Efficiency Ratio excluding the gain or loss on sale of
investment securities, noncredit related loan losses, the impact
of other real estate expense and FHLB restructuring charges (4)	56.8%	52.9%	56.4%	58.8%	60.6%	61.6%

Total average assets	$5,313,003	5,210,600	4,992,018	4,964,521	4,860,394	4,847,583

Noninterest expense (excluding ORE expense and
FHLB restructuring charges) to avg. assets (1)	2.44%	2.24%	2.45%	2.51%	2.55%	2.52%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss
(which are charged-off immediately). Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.
Generally, consumer loans are not subjected to internal risk ratings.
7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.
14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics. Labor force data is seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics. The Nashville home data is from the Greater Nashville Association of Realtors.
15. Adjusted pre-tax, pre-provision income excludes the impact of net gains (losses) on investment security sales as well as other real estate owned expenses and FHLB prepayment charges.
16. Represents months supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents gains (losses) on the sale of investment securities, net and other-than-temporary-impairment occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.